Exhibit 10.4
                                                                ------------



                         EMPLOYMENT AGREEMENT


     AGREEMENT dated as of the 2nd day of November, 1998 by and among MILDRED ELLEY SCHOOL, INC., a New York corporation with its principal place of business at 800 New Loudon Road, Suite 5120, Latham Circle Mall, Latham, NY 12110 (the "Corporation"), and FAITH
A. TAKES, an individual residing at 6139 Nott Road, Guilderland, NY 12084 ("Executive").

                       W I T N E S S E T H:
                       - - - - - - - - - -

     WHEREAS, the Corporation desires to employ Executive and Executive desires to accept such employment, all on the terms and conditions as set forth below; and

     WHEREAS, the Board of Directors (the "Board") of the
Corporation has caused the Corporation to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

     1.   Employment and Term.  Subject to the terms
          -------------------
and conditions of this Agreement, the Corporation agrees to employ Executive, and Executive hereby accepts employment by the Corporation. The term of this Agreement shall begin as of the date of Closing of the acquisition of Corporation by Touchstone Applied Science Associates, Inc. ("TASA") or any Subsidiary thereof (the "Effective Date") and shall end on the third anniversary of the Effective Date; provided, however, that commencing on the date one
                -----------------
year after the Effective Date, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the term of this Agreement shall be automatically extended so as to terminate three years from such Renewal Date, unless at least six (6) months prior to the Renewal Date the Corporation shall give written notice that the term of the Agreement shall not be so extended (the "Employment Term").

     2.   Certain Definitions.
          --------------------

          (a)  A reference herein to a section of
the Internal Revenue Code of 1986, as amended (the "Code") or a subdivision thereof shall be construed to incorporate reference to any section or subdivision of the Code enacted as a successor thereto, any applicable proposed, temporary or final regulations promulgated pursuant to such sections and any applicable interpretation thereof by the Internal Revenue Service.

          (b)  A reference herein to a section of
the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated thereunder shall be construed to incorporate reference to any section of the Exchange Act or any rule or regulation enacted or promulgated as a successor thereto.

          (c)  "Subsidiary(ies)" means a company
50% or more of the voting securities of which are owned by a corporation.

          (d)  "Executive Benefit Plan" means any
written plan providing benefits for employees of the Corporation or any Subsidiary.

          3.   Duties.  During the Employment Term,
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Executive shall serve the Corporation as its President and Chief
Executive Officer, or in such other capacity or capacities as may be determined by the Board (provided that Executive's authority, duties and responsibilities shall be at least commensurate in all material respects with her office, status and titles at the time of such change). Executive shall also serve as Executive Vice President of TASA Educational Services Corporation, a wholly-owned Subsidiary of TASA ("TESC"). Executive shall perform such executive, administrative, development, production, marketing and other services and duties for the Corporation at the present location of the Corporation or any other office or location of the Corporation as requested by the Board. Executive shall report in all instances to the President of TESC and TASA. Executive agrees to devote full time, best efforts during the Employment Term hours to the business and affairs of the Corporation and, to the extent necessary, to discharge the responsibilities assigned to Executive hereunder, and to use Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Term it shall not be a violation of this Agreement for Executive to (A) serve on corporate, civic or charitable boards or committees, or (B) manage personal investments, so long as Executive's duties in connection therewith do not unreasonably interfere with Executive's duties under this Agreement.

          4.   Compensation.
               -------------

               (a)  BASE SALARY.  During the
Employment Term, the Corporation shall pay to Executive, in equal installments no less frequently than twice per month (or at such other intervals as are in effect from time to time for other executive officers of the Corporation), an annual base salary (the "Base Salary") of $150,000.00 during the term of this Agreement. Base Salary to be paid by the Corporation to Executive shall be reviewed by the Board of Directors at least once annually prior to each anniversary of the Effective Date for the purposes of determining whether any increases to such salary would be appropriate. Any increase in Base Salary shall not serve to limit or reduce any other obligation to Executive under this Agreement. Base Salary shall not be reduced after any such increase.

               (b)  BONUS.  In addition to Base
Salary, Executive shall be awarded, for each fiscal year of the Corporation ending during the Employment Term beginning with the first fiscal year of the Corporation during this Agreement, an annual bonus ("Annual Bonus") in cash equal to six (6%) percent of earnings of the Corporation before interest and taxes ("EBIT") in excess of (10%) percent of the purchase price of the acquisition of the Corporation (inclusive of all forms of allocation of such price) by TASA or its Subsidiary. For example, with respect to the acquisition of Mildred Elley School, Inc. ten (10%) percent would equal $300,000.00. "Interest" shall include interest related to the acquisition debt and financing costs allocated to the Corporation in connection with the acquisition of the Corporation by TASA or its Subsidiary.

               (c)  INCENTIVE, SAVINGS, WELFARE
BENEFIT PLANS AND RETIREMENT PLANS. In addition to Base Salary and Bonus, Executive and/or Executive's family, as the case may be, shall be eligible to participate in or benefit from, such medical insurance, life insurance, disability insurance, pension, bonus, profit-sharing, stock option, stock purchase and any other fringe benefit plans, practices, programs or policies provided by the Corporation to executive employees in accordance with the terms of such plans, practices, programs and policies. Notwithstanding the prior sentence, it is specifically agreed that either (i) family medical insurance coverage, or (ii) additional compensation in lieu of premiums of the Corporation for such coverage, shall be provided to Executive as the Corporation and Executive shall agree from time to time.
               (d)  KEY MAN INSURANCE.  Executive
agrees that the Corporation may obtain key man life insurance with respect to Executive, and in connection therewith, agrees to submit to all reasonable and customary examinations by the provider of such life insurance.

               (e)  EXPENSES.  Executive shall be
entitled to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by her in the performance of her duties hereunder in accordance with the policies, practices and procedures of the Corporation in effect with respect to other key employees of the Corporation.

               (f)  FRINGE BENEFITS.  During the
Employment Term, Executive shall be entitled to fringe benefits, including but not limited to the use of a leased automobile, in accordance with the plans, practices, policies and programs of the Corporation and its Subsidiaries in effect with respect to other key employees of the Corporation.

               (g)  DISABILITY.  Except as hereinafter
provided, the Corporation shall pay Executive for any period, up to a maximum of three months, during the Employment Term in which she is unable fully to perform her duties because of physical or mental disability or incapacity, an amount equal to the Base Salary due her for such period pursuant to Section 5(a), less the aggregate amount of all income disability benefits which for such period he may receive by reason of (i) any group health insurance plan or disability insurance plan, which is intended to function as a salary replacement plan, (ii) any applicable compulsory state disability law, (iii) the Federal Social Security Act, (iv) any applicable workmen's compensation law or similar law and (v) any plan towards which the Corporation (including any predecessor of the Corporation thereof) has contributed or for which it has made payroll deductions, such as group accident or health policies, other than those which reimburse for actual medical expenses.

               (h)  VACATION.  During the Employment
Term, Executive shall be entitled to paid vacation in accordance with the plans, practices, policies and programs of the Corporation as in effect with respect to other key employees of the Corporation.

          5.   Stock Options.
               --------------

               (a)  As part of the consideration to be
paid to Executive for her services hereunder, Executive shall be eligible to participate in any stock incentive plan adopted by TASA (the "Plan") for which an executive level employee may participate.

               (b)  TASA hereby agrees that it shall
cause to be filed with the Securities and Exchange Commission a registration statement on Form S-8 (or equivalent form as may be in effect at such time) with respect to all options theretofore granted to Executive under the Plan. TASA covenants that it will keep such registration statement current until Executive is no longer employed by the Corporation; provided, however, that if
                                    ------------------
Executive's employment is terminated hereunder other than pursuant to Sections 6(a), 6(b) or 6(c), then Executive shall have until 90 days following the termination of his employment to exercise any such vested options which he owned at the time of such termination, and TASA shall maintain the effectiveness of such registration statement for such period. TASA also hereby agrees that, for so long as either it does not have an effective registration statement on Form S-8 or it has an effective registration statement on Form S-8 but Executive is restricted in her ability to resell shares acquired pursuant to the exercise of options because of the provisions of General Instruction C.2(b) to Form S-8, Executive shall have "piggyback" registration rights with respect to the options granted to Executive under the Plan and the shares underlying such options.

               (c)  As an incentive to enter into this
Agreement, TASA, as of the Effective Date shall deliver to Executive a Stock Option Agreement pursuant to its Amended and Restated 1991 Stock Option Incentive Plan, granting to Executive options for One Hundred and Fifty Thousand (150,000) shares of the common stock of the Corporation at fair market value as of the date granted, which shall vest one year from the date hereof, exercisable over a five year period.

          6.   Rights of Termination.
               ----------------------

               (a)  CAUSE.  During the Employment
Term, the Corporation shall have the right, at any time effective upon notice to Executive, to terminate Executive's employment for "Cause" (as hereinafter defined). For purposes of this Agreement, "Cause" shall mean (i) an act or acts of personal dishonesty engaged in by Executive which does or is intended to result in personal enrichment of Executive at the expense of the Corporation;
(ii) violations by Executive of Executive's obligations under
Section 3 of this Agreement which are not remedied within thirty
(30) days after receipt of written notice from the Corporation;
(iii) commission by Executive of a felony or any act of embezzlement or misappropriation of funds, and (iv) willful fraud or gross negligence in the performance of her duties hereunder.

               (b)  DISABILITY; DEATH.  In the event
that Executive, due to physical or mental disability or incapacity, is unable to substantially perform her duties hereunder for a period of two or more successive months, the Corporation or Executive shall have the right to terminate this Agreement and Executive's employment hereunder upon 30 days' prior written notice and termination shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability effective date"). Determination of disability shall be as set forth in the terms of any disability policy in effect at such time or barring such policy, by a physician jointly selected by the Corporation and Employee. In the event that Executive is able to and recommences rendering services and performing his duties hereunder within such 30-day notice period, Executive shall be reinstated and such notice shall be without further force or effect. If Executive dies during the Term, this Agreement shall terminate immediately upon his death.

               (c)  VOLUNTARY TERMINATION.  Executive may
terminate this Agreement on six months written notice to the Corporation at any time.

               (d)  NOTICE OF TERMINATION.  Any termination of
Executive's employment by the Corporation for Cause, or by Executive for Voluntary Termination, shall be communicated by Notice of Termination to the other party hereto given in accordance with
Section 16 of this Agreement.

               (e)  DATE OF TERMINATION.  "Date of
Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that if Executive's employment is terminated by reason of death or Disability, or voluntary withdrawal, the Date of Termination shall be the date of death or Executive or the Disability effective date, or the last date of employment, as the case may be.

          7.   Effects of Termination.  (a)  In the event
               -----------------------
that Executive's employment is terminated pursuant to Section 6 hereof, Executive's employment hereunder shall terminate without further obligations to Executive, other than those obligations accrued or earned and vested (if applicable) by Executive through the Date of Termination, including for this purpose all "Accrued Obligations", defined as those obligations accrued or earned and vested (if applicable) by Executive as of the Date of Termination, including, for this purpose (i) Executive's pro rata Base Salary accrued but unpaid as of the Date of Termination, (ii) any compensation previously deferred by Executive (together with any accrued earning thereon) and not yet paid by the Corporation and any accrued vacation pay not yet paid by the Company and (iii) if applicable, all amounts payable to the estate or designated beneficiaries of Executive under any pension, savings, life insurance or other plans, practices, policies and programs of the Corporation, and/or all other amounts payable pursuant to Section 4 hereof. In addition:

                    (i) the Corporation shall pay to Executive all Accrued Obligations such that the Accrued Obligations specified in
Section 4 hereof, shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination, and the other Accrued Obligations shall be paid in accordance with Executive's specific elections pursuant to, and otherwise in accordance with the terms of, any plan, practice, policy or program providing benefits forming a part of the Accrued Obligations;

                    (ii)  all then non-exercisable options shall
immediately and automatically terminate; and

                    (iii) any registration rights theretofore granted which have not been invoked with respect to shares of Common Stock of TASA either acquired by Executive pursuant to the exercise of stock options or underlying vested options shall immediately and automatically terminate.

               (b) If Executive is terminated without cause, Employee shall be entitled to all Compensation as set forth in Paragraph 4 for the balance of the Employment Term.

          8.   Confidentiality.
               ----------------

               (a) Executive understands and acknowledges that as a result of Executive's employment with the Corporation, she is or shall necessarily become informed of, and have access to, confidential information of the Corporation including, without limitation, business plans, trade secrets, technical information, regulatory information, marketing plans and information, pricing information, identity of students, teachers, and prospective students and teachers and business partners, and identity of suppliers and representatives (the "Confidential
Information"); and that the Confidential Information, even though it may have been or may be developed or otherwise acquired by Executive, is the exclusive property of the Corporation to be held by Executive in trust and solely for the Corporation's benefit.
Executive shall not at any time, either during or subsequent to her employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use, any of the Corporation's Confidential Information, without the written consent of the Board, except for use on behalf of the Corporation in connection with the Corporation's business, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Executive.

               (b) Upon the termination of her employment with the Corporation for any reason, Executive shall promptly deliver to the Corporation all drawings, manuals, letters, notes, notebooks, reports, tapes or discs, and copies thereof and all other materials relating to the business of the Corporation, including, without limitation, those considered Confidential Information, which are in Executive's possession or control.

               (c) For purposes of this Section 8, the term "Corporation" includes the Corporation and any other predecessor corporation, and affiliates (including, without limitation, TASA its Subsidiaries and joint ventures).


          9.   Non-Competition.
               ----------------

               (a)  Executive agrees that, for a period
commencing on the date hereof and ending three years after the termination of her employment with the Corporation for any reason, she shall not (or for such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Executive) directly or indirectly:

                    (i)   solicit or attempt to solicit business
of any customers of the Corporation (including prospective customers solicited by the Corporation during the Employment Term) for products or services the same or similar to those offered, sold, produced or under development by the Corporation during the term of her employment therewith or dealt in by Executive during her employment with the Corporation;

                    (ii)  solicit or attempt to solicit for
any business endeavor any employee of the Corporation;

                    (iii) tortiously interfere with any
business relationship between the Corporation and any other person or entity;

                    (iv)  use the name of the Corporation
or a name similar thereto; or

                    (v)   within a seventy-five (75) mile
radius of the principal location of the Corporation at such time (i.e., presently Latham, New York) or for such lesser distance as shall be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Employee) directly or indirectly, render any services as an officer, director, employee, partner, consultant or otherwise to, or have any interest as a stockholder, partner, member, lender or otherwise in, any person or entity which is engaged in post-secondary, proprietary school activities.

          The foregoing shall not prevent Executive from purchasing or owning up to five percent of the voting securities of any corporation, the securities of which are publicly-traded.

          10.  Remedies and Survival.  Because the Corporation
               ----------------------
does not have an adequate remedy at law to protect its interest in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, or its business from Executive's competition, the Corporation shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Sections 8 or 9, be available to the Corporation. The provisions of Sections 8 and 9 and this Section 10 shall survive any termination of Executive's employment with the Corporation for any reason whatsoever.

          11.  Set-off.  The payments and performance by
               --------
the Corporation as provided for in this Agreement shall be subject to any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against Executive.


          12.  Non-exclusivity of Rights.  Nothing in this
               --------------------------
Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plans, practices, policies or programs provided by the Corporation and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any stock option or other agreements with the Corporation. Amounts which are vested benefits or which Executive is otherwise entitled to receive at or subsequent to the Date of Termination shall be payable in accordance with the plan, practice, policy or program of the Corporation under which Executive has such entitlement.

          13.  Entire Agreement.  This Agreement sets forth
               -----------------
the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes any prior or contemporaneous agreements or understandings with respect to its subject matter, and shall not be modified or terminated except by another agreement in writing executed by the Corporation and Executive. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement.

          14.  Severability.  If any provision of this
               -------------
Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgement and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

          15.  Successors and Assigns.  This Agreement is
               -----------------------
personal to Executive and without the prior written consent of the Corporation shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the parties' legal representatives, successors and assigns. As used in the Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid with assumes and agrees to perform this Agreement by operation of law or otherwise.

          16.  Communications and Notices.  All notices and
               ---------------------------
other communications under this Agreement shall be in writing and shall be deemed to have been duly given three (3) business days after they are mailed in any United States post office enclosed in a registered or certified postage-paid envelope and addressed as set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other parties, or delivered by Federal Express or a similar overnight courier to such address, with evidence of delivery to such address; provided,
                                                    ---------
however, that any notice of change of address shall be effective
--------
only upon receipt.

          17.  Construction; Counterparts.  The headings
               ---------------------------
contained in this Agreement are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          18.  Validity.  The invalidity or unenforceability
               ---------
of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. A party's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision. This Agreement contains the entire understanding of the Corporation and Executive with respect to the subject matter hereof but does not supersede or override the provisions of any stock option, employee benefit or other plan, program, policy or practice in which Executive is a participant or under which Executive is a beneficiary.

          19.  Governing Law.  This Agreement shall be
               --------------
governed by and construed in accordance with the laws of the State of New York as applicable to contracts entered into and to be performed wholly within the State. Any action arising out of or related to this Agreement shall be brought in the state or federal courts located in Albany County, New York and the parties hereby submit to the exclusive jurisdiction of and to the laying of venue in such courts.

          IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the date first above written.

                               MILDRED ELLEY SCHOOL, INC.




                               By:/s/FAITH A. TAKES
                                  ---------------------------------
                                  Name:  Faith A. Takes
                                  Title: President


                               EXECUTIVE



                                  /S/FAITH A. TAKES
                                  ---------------------------------
                                     Faith A. Takes


Accepted and Agreed with
respect to Paragraph 5:

TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.



By:/s/ ANDREW L. SIMON
   -------------------------------------
   Name:  Andrew L. Simon
   Title: President